                                                                   Exhibit 10.24

                              TERMINATION AGREEMENT

      THIS TERMINATION AGREEMENT (the "Agreement") is entered into as of the 16th day of April, 2004, by and between HRB Management, Inc., a Missouri corporation ("HRB"), and Jeffrey G. Brandmaier ("Brandmaier").

                                   ARTICLE ONE

                            TERMINATION OF EMPLOYMENT

      1. Mutual Agreement to Terminate Employment Agreement. HRB and Brandmaier acknowledge and agree that they are parties to an Employment Agreement dated October 8, 2001 (the "Employment Agreement"), and that they desire to terminate Brandmaier's employment under the Employment Agreement by this Agreement. The parties agree, however, to treat Brandmaier's termination of employment as a "Qualifying Termination," as such term is used in the Employment Agreement, for the purpose of determining Brandmaier's severance compensation and benefits. The parties further agree that the termination is not the result of the elimination of the position of Senior Vice President and Chief Information Officer. Such employment and the Employment Agreement will terminate effective as of April 17, 2004, or such earlier date as is mutually agreed upon by the parties in writing (the "Termination Date").

      2. Surviving Obligations. Notwithstanding the above, the termination of Brandmaier's employment will not affect the following provisions of the Employment Agreement which, by their express terms as set forth therein, impose continuing obligations on one or more of the parties following termination of the Employment Agreement:

       -    Article Two, "Confidentiality," Sections 2.01, 2.02

       - Article Three, "Non-Hiring; No Conflicts; Noncompetition," Sections 3.01, 3.02, 3.03, and 3.04

       -    Article Four, "Miscellaneous," Section 4.06.

      3.    Compensation and Benefits.

      (a) Upon Brandmaier's execution of the release agreement attached hereto as Exhibit A (the "Release Agreement") on the Termination Date, HRB will agree to provide the compensation and benefits set forth in Section 1.07(d) of the Employment Agreement as if Brandmaier incurred a "Qualifying Termination," as such term is used in the Employment Agreement, and given the Company and HRB have not eliminated the position of Senior Vice President and Chief Information Officer. Such compensation and benefits are as follows:

            (i) HRB will pay to Brandmaier $189,750 (which amount represents an aggregate of one-half of Brandmaier's (A) annual base salary and (B) target short-term incentive compensation for HRB's fiscal year 2004, each determined as of the date of this Agreement) over the 6-month period beginning on the Termination Date in semi-monthly equal installments of $15,812.50 (less required tax withholdings and elected benefit withholdings). Such payments shall not encompass payment to Brandmaier for any unused vacation or other paid time off accrued as of the Termination Date, payment for which will be made in accordance with HRB's policy as soon as administratively feasible after the Termination Date.

            (ii) Brandmaier will remain eligible to participate in those health and welfare plans maintained by HRB offering medical, dental, vision, employee assistance, flexible spending account, life insurance, and accidental death and dismemberment insurance benefits during the 6-month period beginning on the Termination Date on the same basis as employees of HRB, after which Brandmaier may be eligible to continue coverage of those benefits provided under group health plans in accordance with his rights under Section 4980B of the Internal Revenue Code.

            (iii) Those portions of any outstanding incentive stock options and nonqualified stock options to purchase shares of Block's common stock granted to Brandmaier by Block ("Stock Options") that are scheduled to vest between the Termination Date and October 18, 2005 (based solely on the time-specific vesting schedule included in the applicable stock option agreement), shall vest and become exercisable as of the Termination Date. For the limited purpose of permitting Brandmaier to exercise the Stock Options that are outstanding and exercisable as of the Termination Date after the Termination Date, HRB agrees to characterize Brandmaier's termination of employment as a termination of employment by HRB without "cause." Brandmaier shall have the option of electing to extend the post-termination-of-employment exercise period of the Stock Options from 3 months after the Termination Date to 3 months after October 18, 2004. Brandmaier may make such election by completing the Stock Option Election Form in the form attached hereto as Exhibit B, no later than April 17, 2004. A list of the Stock Options existing and (A) exercisable as of the date of this Agreement and (B) that will become exercisable as of the Termination Date pursuant to Section 5 of the Release Agreement is attached hereto as Exhibit B.

            (iv) All restrictions on any shares of Block's common stock awarded to Brandmaier by Block ("Restricted Shares") that would have lapsed absent a termination of employment in accordance with their terms by reason of time between the Termination Date and October 18, 2005 shall terminate (and shall be fully vested) as of the Termination Date. Any shares unaffected by the operation of this Section 3(a)(iv) shall be forfeited to Block on the Termination Date. A list of the Restricted Shares existing and (A) vested as of the date of this Agreement and (B) to become vested pursuant to Section 5 of the Release Agreement is attached hereto as Exhibit B.

            (v) HRB will arrange for Right Management Consultants to provide outplacement services to Brandmaier for the 15-month period beginning on the Termination Date.

      (b) In addition to the compensation described in Section 3(a) of this Agreement, HRB shall pay Brandmaier a lump sum payment of $126,500, which amount represents Brandmaier's target short-term incentive compensation for HRB's fiscal year 2004. Such lump sum payment shall be made to Brandmaier within 30 days after the Termination Date.

      (c) The compensation and benefits described in Section 3(a) and (b) of this Agreement will cease and no further compensation and benefits will be provided to Brandmaier under the Release Agreement if Brandmaier violates any of his post-employment obligations as set forth in Sections 2 and 5 of this Agreement.

      (d) The parties agree that, in accordance with Section 1.07(e) of the Employment Agreement, HRB shall have no further financial obligations to Brandmaier under the Employment Agreement and no further payments of base salary or other compensation or benefits shall be payable by HRB to Brandmaier, except
(i) as required by the express terms of any written benefit plans or written arrangements maintained by HRB and applicable to Brandmaier as of the Termination Date, (ii) as may be required by law, or (iii) as have been mutually agreed upon between the parties in this Agreement.

      4. Business Expenses; Commitments. HRB will promptly pay directly, or reimburse Brandmaier for, all business expenses to the extent such expenses are paid or incurred by Brandmaier during the term of the Employment Agreement in accordance with HRB's policy in effect from time to time and to the extent such expenses were reasonable and necessary to the conduct by Brandmaier of HRB's business. During the period from the date of this Agreement through the Termination Date and at all times thereafter, Brandmaier will not initiate, make, renew, confirm or ratify any contracts or commitments for or on behalf of Block, HRB or any other subsidiaries of Block (all such other subsidiaries of Block, collectively "Affiliates" and individually an "Affiliate") without Block's prior written consent.

      5.    Brandmaier's Responsibilities.

      (a) During the period from the date of this Agreement through the Termination Date, Brandmaier will be responsive to, and fully supportive of the management of Block, HRB and Affiliates and will be cooperative with such management in providing information regarding areas of his expertise and experience with Block and HRB. Brandmaier acknowledges that his employment responsibilities may be reduced prior to the Termination Date at HRB's sole discretion.

      (b) After the Termination Date, in the event a (i) claim is asserted against Block, HRB or any Affiliate and/or their respective employees, agents, officers, or directors or (ii) a government investigation is commenced with respect to Block, HRB or any Affiliate and/or their respective employees, agents, officers, or directors, Brandmaier will assist and cooperate with Block, HRB and Affiliates in good faith and in such manner as is reasonably possible in developing the information, or providing the statements, documents, or testimony reasonably required to properly respond to or defend such claim or government investigation. HRB will reimburse Brandmaier for his out-of-pocket expenses directly associated with providing such assistance and cooperation. If such assistance and cooperation requires a substantial amount of Brandmaier's time, HRB agrees to reasonably compensate Brandmaier for such time, except in litigation matters where Brandmaier is a named party. In such cases Brandmaier will continue to provide reasonable assistance and cooperation, as requested, and will receive reimbursement for his out-of-pocket expenses directly associated with providing such assistance and cooperation, but receive no compensation for his time.

      (c) Brandmaier will not at any time or in any manner (i) defame Block, HRB, or any Affiliate or their respective past or present directors and employees, (ii) make disparaging statements to the media, or to any employee or contractor of Block, HRB or any other Affiliate, concerning Block, HRB or any Affiliate, their respective past or present directors and employees concerning any matter related to his employment or non-employment, or (iii) do any deliberate act designed primarily to injure the business or reputation of Block, HRB or any Affiliate.

      (d) During the time Brandmaier is receiving payments pursuant to the Release Agreement, and for the two-year period immediately following cessation of such payments (the "Covenant Period"), Brandmaier will not engage in, or own or control any interest in (except as a passive investor in less than one percent of the outstanding securities of publicly held companies), or act as an officer, director or employee of, or consultant, advisor or lender to, or otherwise provide any services to, any firm, corporation, partnership, limited liability company, institution, business, government agency, or entity that at any time during the Covenant Period (i) offers tax return preparation and/or tax related products and services (regardless of whether such Tax Services are provided directly by such firm, corporation, partnership, limited liability company, institution, business, government agency, or entity, or by some other party), and (ii) derives more than a de minimis amount of its revenue or earnings from the offer of Tax Services or holds more than a de minimis share of the market for tax preparation services or tax related products and services, as determined by HRB in its sole discretion. The running of the two-year period will be suspended during any period of violation and/or any period of time required to enforce this covenant by litigation or threat of litigation. This non-compete covenant shall supersede any similar non-compete covenant contained in any Stock Option agreement or Restricted Shares agreement; provided, however, that all other restrictive covenants in any Stock Option agreement or Restricted Shares agreement shall not be affected by this Agreement and Block's rights and remedies under any Stock Option agreement or Restricted Shares agreement shall remain the same if Brandmaier violates this non-compete covenant or any of the other restrictive covenants in such agreements (other than the non-compete covenant contained therein).

      6. HRB's Responsibilities. Neither HRB, Block, any Affiliates, nor any of their senior executive officers or directors will at any time or in any manner (i) defame Brandmaier, (ii) make disparaging statements to the media or to any employee or contractor of HRB, Block or Affiliates regarding Brandmaier, his performance, character, status or any other personal or professional matter, or (iii) do any deliberate act designed in whole or in part to injure, embarrass or damage Brandmaier's reputation.

      7. Third-Party Beneficiary. The parties hereto agree that Block is a third-party beneficiary as to the obligations imposed upon Brandmaier under the Employment Agreement and this Agreement and as to the rights and privileges to which HRB is entitled pursuant to the Employment Agreement and this Agreement, and that Block is entitled to all of the rights and privileges associated with such third-party-beneficiary status.

      8. Successors and Assigns. This Agreement and each of its provisions will be binding upon Brandmaier and the heirs, executors, successors and administrators of Brandmaier or his estate and property, and will inure to the benefit of HRB, Block and their successors and assigns. Brandmaier may not assign or transfer to others the obligation to perform his duties hereunder.

      9. Specific Performance by Brandmaier. The parties acknowledge that money damages alone will not adequately compensate HRB or Block for breach of any of the covenants and agreements herein and, therefore, in the event of the breach or threatened breach of any such covenant or agreement by Brandmaier, in addition to all other remedies available at law, in equity or otherwise, a wronged party will be entitled to injunctive relief compelling specific performance of (or other compliance with) the terms hereof.

      10. Entire Agreement. This Agreement, the Release Agreement (if such Release Agreement is fully executed), and the surviving post-termination obligations of the Employment Agreement constitute the entire agreement and understanding between HRB and Brandmaier concerning the subject matter hereof. No modification, amendment, termination, or waiver of this Agreement will be binding unless in writing and signed by Brandmaier and a duly authorized officer of HRB. Failure of HRB, Block or Brandmaier to insist upon strict compliance with any of the terms, covenants, or conditions hereof will not be deemed a waiver of such terms, covenants, and conditions.

      11. Notices. Notices hereunder will be deemed delivered five days following deposit thereof in the United States mail (postage prepaid) addressed to Brandmaier at 3156 Wood View Drive, #308, Kansas City, Kansas, 66103, with a copy to Steven A. Weiss, Schopf & Weiss, 312 West Randolph Street, Chicago, Illinois 60606; and to HRB at 4400 Main Street, Kansas City, Missouri 64111;
Attn: Jeffery W. Yabuki, with a copy to Nicholas J. Spaeth, Esq., H&R Block, Inc., 4400 Main Street, Kansas City, Missouri 64111; or to such other address and/or person designated by any party in writing to the other parties.

      12. Counterparts. This Agreement may be signed in counterparts and delivered by facsimile transmission confirmed promptly thereafter by actual delivery of executed counterparts.

      Executed as a sealed instrument under, and to be governed by, construed and enforced in accordance with, the laws of the State of Missouri.

/s/ Jeffrey G. Brandmaier
---------------------------------------------------------
Jeffrey G. Brandmaier

Dated: 4/16/04

HRB Management, Inc.
a Missouri corporation

By: /s/ Jeffery W. Yabuki
    ----------------------------------------------------
    Jeffery W. Yabuki
    Executive Vice President and Chief Operating Officer

Dated:   4-19-04

                                    EXHIBIT A

                                RELEASE AGREEMENT

      THIS RELEASE AGREEMENT ("this Release Agreement") is entered into as of the 17th day of April, 2004, by and between HRB Management, Inc., a Missouri corporation ("HRB"), and Jeffrey G. Brandmaier ("Brandmaier").

      WHEREAS, HRB and Brandmaier are parties to an Agreement dated as of April __, 2004, under which the parties mutually agreed to terminate the Employment Agreement dated October 8, 2001, by and between HRB and Brandmaier (the "Employment Agreement"), and Brandmaier's employment thereunder (the "Termination Agreement").

      NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the sufficiency of which is hereby acknowledged, the parties agree as follows:

      1. Release by Brandmaier. In consideration of HRB's promise to Brandmaier of the compensation and benefits specified in Section 5 of this Release Agreement and Section 3 of the Termination Agreement, Brandmaier for himself and for his relations, heirs, legal representatives, and assigns unconditionally releases and forever discharges H&R Block, Inc. ("Block"), HRB and each other subsidiary of Block (each such other subsidiary an "Affiliate"), their respective present and past directors, officers, employees, agents, predecessors, successors, and assigns of and from any and all claims, demands, actions, causes of action and suits of any kind whatsoever, whether under federal or state statute, local regulation or at common law or which thereafter arise from any matter, fact, circumstance, event, happening or thing whatsoever occurring or failing to occur prior to the date of this Release Agreement involving Brandmaier's employment by HRB or any Affiliate, including, without limitation, Brandmaier's hiring, compensation earned as of or before the date of this Release Agreement, the termination of Brandmaier's responsibilities as an officer of Block and as a director and/or officer of HRB and each Affiliate, Brandmaier's termination as an employee of HRB, other obligations of Block, HRB or any Affiliate (except for those obligations expressly stated in this Release Agreement, the post-termination provisions of the Employment Agreement or applicable benefit plans), and further including, but not limited to, any claims for race, sex or age discrimination under the Age Discrimination in Employment Act, as amended ("ADEA"), Title VII of the Civil Rights Act of 1964, the 1991 amendments of such Civil Rights Act, the Americans with Disabilities Act, as amended, and all other federal and state statutes and common law doctrines.

      2. Release by HRB. HRB for itself and for its present and past directors, officers, employees, predecessors, successors, assigns and Affiliates hereby unconditionally releases and forever discharges Brandmaier, his relations, assigns, heirs, legal representatives, of and from any and all claims, demands, actions, causes of action and suits of any kind whatsoever, whether under federal or state statute, local regulation or at common law or which thereafter arise from any matter, fact, circumstance, event, happening or thing whatsoever occurring or failing to occur prior to the date of this Release

Agreement involving Brandmaier's employment by HRB or any Affiliate, and the performance of his responsibilities under the Employment Agreement.

      3. Consideration of Release of ADEA Claims. With regard to the waiver/release of rights or claims under the ADEA, Brandmaier acknowledges and understands that this is a legal document and that he is legally entitled to, and has been offered, a period of twenty-one (21) days (the "Consideration Period") to consider the waiver/release of such rights or claims under this Release Agreement before signing it. After signing this Release Agreement, Brandmaier may revoke the waiver/release of rights or claims under the ADEA by giving written notice ("Revocation Notice") to Jeffery W. Yabuki, 4400 Main Street, Kansas City, Missouri 64111, within seven (7) days after the date of signing (such seven (7) day period, the "Revocation Period" and such date of signing, the "Signing Date"). For such revocation to be effective, the Revocation Notice must be received no later than 5:00 p.m., Kansas City, Missouri time, on the seventh (7th) day after the Signing Date. If Brandmaier provides the Revocation Notice to HRB, this Release Agreement will be null, void and unenforceable by either party, and HRB will have no obligation to make any payments or provide any benefits to Brandmaier hereunder.

      4. Acknowledgements. Brandmaier also acknowledges that HRB has advised him to consult with an attorney prior to signing this Release Agreement or before the expiration of the Revocation Period. Brandmaier specifically acknowledges and agrees that either the full twenty-one (21) day Consideration Period has lapsed or he has been offered such twenty-one (21) day Consideration Period but has elected to waive and forego all of the applicable days which have not yet lapsed in such twenty-one (21) day Consideration Period. Brandmaier acknowledges and agrees that upon such consideration he has decided to waive and release any claims he may have under the ADEA, pursuant to the terms of this Release Agreement.

      5. Compensation and Benefits. The parties agree that Brandmaier will receive the compensation and benefits from HRB after the Termination Date provided for in Section 3(a) and 3(b) of the Termination Agreement.

      6. Termination of Compensation and Benefits. The compensation and benefits described in Section 3(a) and 3(b) of the Termination Agreement will cease and no further compensation and benefits will be provided to Brandmaier under this Release Agreement if Brandmaier violates any of his obligations under Sections 2 and 5 of the Termination Agreement.

      7. This Release Agreement shall not affect the rights and obligations of the parties under the Termination Agreement.

      8. Successors and Assigns. This Release Agreement and each of its provisions will be binding upon Brandmaier and the heirs, executors, successors, and administrators of Brandmaier or his estate and property, and shall inure to the benefit of HRB, Block and their successors and assigns. Brandmaier may not assign or transfer to others the obligation to perform his duties hereunder.

      Executed as a sealed instrument under, and to be governed by, construed and enforced in accordance with, the laws of the State of Missouri.

_____________________________________
Jeffrey G. Brandmaier

Dated: _____________________

HRB Management, Inc.
a Missouri corporation

By: _______________________________________________________
    Jeffery W. Yabuki
    Executive Vice President and Chief Operating Officer

Dated: _____________________

                                    EXHIBIT B

OPTIONEE STATEMENT                                             H & R BLOCK, INC.

                           EXERCISABLE AS OF 4/15/2004

JEFFREY G. BRANDMAIER
3156 WOOD VIEW RIDGE DR #308
KANSAS CITY, KS 66103 USA


                                                   OPTIONS                  OPTIONS/DATE
 GRANT      EXPIRATION               GRANT        GRANTED OR       OPTION    TRANSFERRED    OPTIONS          OPTIONS
 DATE          DATE     PLAN ID      TYPE       TRANSFERRED TO     PRICE         OUT      OUTSTANDING      EXERCISABLE
---------   ----------  -------      ----       --------------   ---------  ------------  -----------  ------------------
10/8/2001   10/8/2011     841    Non-Qualified          12,377   $ 39.3400                     12,377  4,125
                                                                                                                CURRENT
                                                                                                       4,126 on 10/08/2004
                                                                                                       4,126 on 10/08/2005
10/8/2001   10/8/2011     841    Incentive               7,623   $ 39.3400                     7,623   2,541
                                                                                                                  CURRENT
                                                                                                       2,541 on 10/08/2004
                                                                                                       2,541 on 10/08/2005
10/8/2001   10/8/2011     841    Restricted              1,000   $  0.0000                        334         0
                                                                                                                  CURRENT
                                                                                                       334 on 10/08/2004
6/30/2002   6/30/2012     841    Restricted              1,276   $  0.0000                        851         0
                                                                                                                  CURRENT
                                                                                                       425 on 06/30/2004
                                                                                                       426 on 06/30/2005
6/30/2002   6/30/2012     841    Incentive               2,166   $ 46.1500                          0         0
                                                                                                                  CURRENT
6/30/2002   6/30/2012     841    Non-Qualified          27,834   $ 46.1500                     20,001         0
                                                                                                                  CURRENT
                                                                                                       10,002 on 06/30/2004
                                                                                                       9,999 on 06/30/2005
6/30/2003   6/30/2013     841    Restricted              3,500   $  0.0000                      2,333         0
                                                                                                                  CURRENT
                                                                                                       1,167 on 06/30/2004
                                                                                                       1,166 on 06/30/2005
6/30/2003   6/30/2013     841    Non-Qualified          28,000   $ 43.2500                     18,667         0
                                                                                                                  CURRENT
                                                                                                       9,334 on 06/30/2004
                                                                                                       9,333 on 06/30/2005
---------   ---------     ---    -------------  --------------   ---------   -----------  -----------  --------------------
OPTIONEE TOTALS                                       83,776                                 62,186    6,666

                                   EXHIBIT C

                           STOCK OPTION ELECTION FORM

Pursuant to that certain Termination Agreement between HRB Management, Inc. and Jeffrey G. Brandmaier, dated April __, 2004, you have the right to elect to extend the period during which you may exercise the portion of any outstanding incentive stock options and nonqualified stock options exercisable as of your last day of employment that were granted to you prior to your last day of employment under the H&R Block, Inc. 1993 Long-Term Executive Compensation Plan and/or the H&R Block, Inc. 2003 Long-Term Executive Compensation Plan (the "Options") from three months after your Termination Date (as defined in the
Plan) to three months after October 18, 2004. Such extension right is subject to the expiration date and other terms of those outstanding options and conditioned on your execution of amendments to affected stock options agreements. If you elect to exercise this right, the election is irrevocable and will apply to all outstanding and exercisable Options. If you do not make a timely election, your right to exercise the outstanding and exercisable Options expires 3 months after your last day of employment ("the Termination Date").

The tax effect of your election to extend the exercise period is that any incentive stock options subject to your election will immediately (as of the date of your election) become nonqualified stock options with different tax consequences upon the exercise of the options. As described in the section entitled "FEDERAL TAX CONSEQUENCES," below, on the exercise of a nonqualified stock option, you will recognize taxable ordinary income equal to the difference between the fair market value of the shares on the exercise date and the exercise price for the shares, while on the exercise of an incentive stock option, no gain is recognized until the shares are sold by you, provided that you dispose of the shares more than two years after the date of grant and more than one year after the transfer of the shares to you. Under current laws, (a) the Company must collect applicable withholding taxes at the time of the exercise of the nonqualified stock option, and (b) no withholding taxes are collected at the time of the exercise of an incentive stock option (although, if the shares are not held prior to sale for the required holding period, you may be required to pay estimated income taxes).

Please indicate whether you wish to exercise your right to extend the post-employment exercise date of the vested portion of your Options by (a) marking the appropriate box below, (b) signing this election form, and (c) returning this election form to Connie Greenfield, Compensation Administrator in the enclosed envelope by April 17, 2004.

      [ ] Yes, I elect to extend the post-employment exercise date of my vested Options from 3 months after my Termination Date to 3 months after October 17, 2004, subject to the expiration date and other terms of the agreements governing such Options.

      [ ] No, I do not want to extend the post-employment exercise date of my vested Options. I understand that without such extension, if I want to exercise such Options I must do so within 3 months after my Termination Date, subject to the expiration date and other terms of the agreements governing such Options.

______________________________________________
Signature

Jeffrey G. Brandmaier
_______________________
Name

_______________________
Date

                            FEDERAL TAX CONSEQUENCES

The federal income tax consequences of incentive stock options and nonqualified stock options are summarized below. The following information is not a definitive explanation of the tax consequences of the options. You should consult with your own tax advisor with respect to the tax consequences inherent in the options, their exercise, and the ownership and disposition of any underlying securities.

Incentive Stock Options

A recipient who is granted an incentive stock option will not recognize any taxable income for federal income tax purposes either on the grant or exercise of the incentive stock option. If the recipient disposes of the shares purchased pursuant to the incentive stock option more than two years after the date of grant and more than one year after the transfer of the shares to him (the required statutory "holding period"), (a) the recipient will recognize long-term capital gain or loss, as the case may be, in an amount equal to the difference between the selling price and the exercise price; and (b) the Company will not be entitled to a deduction with respect to the shares of stock so issued.

If the holding period requirements are not met, a "disqualifying disposition" is deemed to have taken place and any gain realized upon disposition will be taxed as ordinary income equal to the lesser of (i) the excess of the fair market value of the shares at the time of exercise over the exercise price, or (ii) the gain on the sale. The Company will be entitled to a deduction in the year of disposition in an amount equal to the ordinary income recognized by the recipient. Any additional gain will be taxed as short-term or long-term capital gain, depending upon the length of the period the recipient has held the shares.

Except as described below, no gain or loss is recognized by the recipient on the exercise of an incentive stock option through the exchange of previously acquired shares of the

Company. The exchange is treated as a "continuation" of the old shares to the extent of such number of old shares exchanged. The recipient's basis in such shares is the same as his or her basis in the old shares (increased as discussed below when the exchange results in a disqualifying disposition), and the holding period for such shares includes the holding period of the old shares exchanged, except for purposes of determining whether the required statutory holding period is met when the recipient disposes of the newly acquired shares. The remaining shares are treated as newly acquired shares for no consideration. Accordingly, they have zero basis and their holding period begins on the date of exercise. A sale of the incentive stock option shares so acquired before the end of the required statutory holding period results in a disqualifying disposition of the lowest basis shares first.

However, the exercise of an incentive stock option with incentive stock option shares which were not held for the required statutory holding period constitutes a disqualifying disposition of such previously acquired shares. In such case, the recipient's basis in the same number of new incentive stock option shares as old shares which were exchanged is equal to the recipient's basis in such old shares, increased by the amount included as ordinary income as a result of the exchange. For this purpose, when the acquisition of the shares exchanged resulted in an allocation of basis hereunder, the disqualifying disposition is treated as a sale of the shares with the lowest basis first.

In addition to the federal income tax consequences described above, a recipient may be subject to the alternative minimum tax ("AMT"), which is payable only to the extent it exceeds the recipient's regular tax liability. For AMT purposes, the excess of the fair market value of the incentive stock option shares on the date of exercise over the exercise price is a minimum tax adjustment item. If the incentive stock option is exercised and the incentive stock option shares are sold in different calendar years, alternative minimum taxable income is increased by the amount of such excess on the date that the incentive stock option is exercised and alternative minimum taxable income is decreased by the amount of such excess on the date that the incentive stock option shares are sold. However, if the incentive stock option is exercised in the same calendar year that the shares are sold, no adjustment is made to alternative minimum taxable income.

Nonqualified Stock Options

A recipient who is granted a nonqualified stock option will not recognize any taxable income for federal income tax purposes on the grant of the option. Generally, on the exercise of the nonqualified stock option, the recipient will recognize taxable ordinary income equal to the difference between the fair market value of the shares on the exercise date and the exercise price for the shares. The Company generally will be entitled to a deduction on the date of exercise in an amount equal to the ordinary income recognized by the recipient. Upon disposition of the shares purchased pursuant to the nonqualified stock option, the recipient will recognize long-term or short-term capital gain or loss, depending upon the length of the period such recipient has held the shares, in an amount equal to the difference between the amount realized on such disposition and the basis for such shares, which basis will include the amount previously recognized by the recipient as ordinary income.

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Where a nonqualified stock option is exercised with previously acquired shares of the Company, there is a "continuation" of the old shares to the extent of such number of shares. Accordingly, upon the exercise of a nonqualified stock option with incentive stock option shares, such number of shares exchanged will continue to be treated as incentive stock option shares. The recipient's basis in such shares will be equal to such recipient's basis in the shares exchanged, and the recipient's holding period will include the holding period for the shares exchanged. The additional shares are subject to the usual rules for the exercise of a stock option for no consideration.

The Company has the right to require the payment by the recipient of any federal, state, local or foreign taxes required by law to be withheld with respect to the exercise of a nonqualified stock option.